EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Affiliated Community Bancorp, Inc.:


We consent to incorporation by reference in the Registration Statement (No. 333-20181) on Form S-8 of our report on the consolidated financial statements of The Federal Savings Bank as of December 31, 1995 and for the year then ended which report appears in the December 31, 1997 annual report on Form 10-K of Affiliated Community Bancorp, Inc.


                                         KPMG Peat Marwick LLP


March 13, 1998

EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Affiliated Community Bancorp, Inc.:


As independent public accountant, we hereby consent to the incorporation by reference of our report dated January 14, 1998 on the consolidated financial statements included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-20181.


                                         Arthur Andersen LLP


Boston, Massachusetts
March 11, 1998